June 2015 Issuer Free Writing Prospectus Registration Statement No. 333-200212 Dated June 11, 2015 Filed pursuant to Rule 433

STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018

$•   Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

The Discretionary Callable Uncapped Buffered Securities (the “securities”) offer exposure to the performance of the Energy Select Sector SPDR® Fund (the “underlying equity”), subject to discretionary early redemption. On one or more dates prior to the valuation date (each, an “early redemption notice date”), UBS AG (“UBS”) will give notice to the trustee mailed on or before the relevant early redemption notice date if UBS, in its sole discretion, redeems the securities early in whole, but not in part (a “discretionary early redemption”). If UBS, in its sole discretion, redeems the securities early, UBS will pay on the applicable early redemption payment date, which will be five business days following the relevant early redemption notice date (an “early redemption payment date”), a cash payment per Security equal to 110% of the stated principal amount (the “early redemption payment”). The securities are for investors who are willing to risk their principal and forgo current income at maturity in exchange for the leverage feature, which applies only if a discretionary early redemption does not occur and applies only to the positive performance of the underlying equity. If UBS, in its sole discretion, does not redeem the securities early, at maturity, if the underlying equity has depreciated and the percentage decline from the initial level to the final level (the “underlying return”) is greater than the 9% buffer amount, UBS will repay less than the stated principal amount resulting in a loss on your investment that is equal to the underlying return in excess of the 9% buffer amount. If UBS, in its sole discretion, does not redeem the securities early, at maturity, if the underlying return is negative but the percentage decline from the initial level to the final level is equal to or less than the 9% buffer amount, UBS will repay the stated principal amount. If UBS, in its sole discretion, does not redeem the securities early, at maturity, if the underlying return is positive, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying equity. Accordingly, investors may lose up to 91% of the stated principal amount of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS, and all payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose some or all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG, London Branch
Underlying equity:	Energy Select Sector SPDR® Fund
Aggregate principal amount:	$•
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below), offered at a minimum investment of 100 securities (representing a $1,000 investment)
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Pricing date:	Approximately June 17, 2015, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Original issue date:	Approximately June 22, 2015 (3 business days after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Valuation date:	Approximately June 18, 2018 (to be determined on the pricing date and expected to be 36 months after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Maturity date:	Approximately June 21, 2018 (to be determined on the pricing date and expected to be 3 business days after the valuation date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Discretionary early redemption:	UBS, in its sole discretion, may redeem the securities early in whole, but not in part, on any early redemption payment date upon UBS’ notice to the trustee mailed on or before the relevant early redemption notice date. If UBS, in its sole discretion, redeems the securities early, UBS will pay a cash payment per Security equal to the early redemption payment on the first early redemption payment date following the related early redemption notice date. No further payments will be made on the securities following a discretionary early redemption.
If UBS, in its sole discretion, redeems the securities early, you will receive only the early redemption payment, regardless of the actual appreciation of the underlying equity, and you will not benefit from the leverage feature that applies to the payment at maturity if the final level is greater than the initial level. Moreover, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying equity had UBS, in its sole discretion, not redeemed the securities early and the securities instead remained outstanding until maturity.
Early redemption payment:	$11 per security, which is equal to 110.00% of the stated principal amount
Early redemption notice date(s):	June 17, 2016, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Early redemption payment date(s):	With respect to each early redemption notice date, the fifth business day after the related early redemption notice date.
Payment at maturity:	■ If the underlying return is positive: $10 + leveraged upside payment.
■ If the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount: The stated principal amount of $10

■

If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:
$10 + [$10 x (underlying return + buffer amount)]
Under these circumstances, you will lose a percentage of your stated principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Underlying return:	The quotient, expressed as a percentage, of (i) the final level of the underlying equity minus the initial level of the underlying equity, divided by (ii) the initial level of the underlying equity. Expressed as a formula:
(final level - initial level)/initial level
Leveraged upside payment:	$10 x leverage factor x underlying return
Leverage factor:	1.05
Buffer amount:	9%
Initial level:	$•, which is equal to the closing level of the underlying equity on the pricing date, as determined by the calculation agent, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Final level:	The closing level of the underlying equity on the valuation date, as determined by the calculation agent, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
CUSIP:	90274T783
ISIN:	US90274T7836
Listing:	The securities will not be listed on any securities exchange.
Agent:	UBS Securities LLC

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security:	100%	2.50%(a)	97.00%
		+ 0.50%(b)
		3.00%
Total:	$•	$•	$•
(1)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $0.30 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $0.25 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is expected to be between $9.135 and $9.435 for securities based on the value of the Energy Select Sector SPDR® Fund. The range of the estimated initial value of the securities was determined on the date of this free writing prospectus by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 15 and 16 of this free writing prospectus.

Notice to investors: the securities are significantly riskier than conventional debt instruments. If UBS, in its sole discretion, does not redeem the securities early, UBS is not necessarily obligated to repay the full stated principal amount of the securities at maturity, and the securities can have downside market risk similar to the underlying equity. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the securities if you do not understand or are not comfortable with the significant risks involved in investing in the securities.

You should carefully consider the risks described under “Risk Factors” beginning on page 15 and under “Risk Factors” beginning on page PS-25 of the product supplement before purchasing any securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your securities. You may lose some or almost all of your initial investment in the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this free writing prospectus, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement for the securities for various securities we may offer, including the Discretionary Callable Uncapped Buffered Securities) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

■	Product supplement dated June 11, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000139340115000333/c412847_6901112-424b2.htm

■	Prospectus dated November 14, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413375/d816529d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Discretionary Callable Uncapped Buffered Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated November 14, 2014 and references to the “accompanying product supplement” mean the UBS product supplement titled “Discretionary Callable Products”, dated June 11, 2015.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Investment Overview
Discretionary Callable Uncapped Buffered Securities

The Discretionary Callable Uncapped Buffered Securities Based on the Value of the Energy Select Sector SPDR® Fund due on or about June 21, 2018 can be used:

■	To provide an opportunity for investors to earn the early redemption payment, which is an amount equal to $11.00 (equivalent to 110.00% of the stated principal amount) per security, if UBS, in its sole discretion, redeems the securities early on any early redemption payment date.
■	As an alternative to direct exposure to the underlying equity that, if UBS, in its sole discretion, does not redeem early, enhances the return on any positive performance of the underlying equity; however, by investing in the securities, you will not be entitled to receive any dividends paid with respect to underlying equity or the stocks comprising the underlying equity (the “underlying equity constituents”) or any interest payments. You should carefully consider whether an investment that does not provide for dividends or interest payments is appropriate for you.
■	If UBS, in its sole discretion, does not redeem the securities early, to enhance returns and outperform the underlying equity.
■	If UBS, in its sole discretion, does not redeem the securities early, to leverage returns by a factor of 1.05. In this scenario, investors will achieve similar levels of upside exposure to the underlying equity as a direct investment while using fewer dollars by taking advantage of the leverage factor.
■	If UBS, in its sole discretion, does not redeem the securities early, to provide a return of your stated principal amount in the event that the underlying return is negative and the percentage decline from the initial level to the final level is less than the buffer amount.

Maturity:	Approximately 36 months
Leverage factor:	1.05 (applicable only if UBS, in its sole discretion, does not redeem the securities early and the final level is greater than the initial level)
Buffer amount:	9%
Early redemption payment:	$11, which is 110.00% of the stated principal amount per security
Minimum payment at maturity:	$0.90 per security. Investors may lose almost all their initial investment in the securities.
Interest:	None
Listing:	The securities will not be listed on any securities exchange

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Key Investment Rationale

If UBS, in its sole discretion, redeems the securities early on any early redemption payment date, UBS will pay an amount per security equal to $11.00 (equivalent to 110.00% of the stated principal amount). If UBS, in its sole discretion, does not redeem the securities early, investors can use the securities to leverage returns by a factor of 1.05 and obtain contingent protection against a loss of principal in the event that the underlying return is negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount.

Investors will not be entitled to receive any dividends paid with respect to the underlying equity or underlying equity constituents. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

Discretionary Early Redemption Feature	UBS, in its sole discretion, may redeem the securities early in whole, but not in part, on any early redemption payment date upon UBS’ notice to the trustee mailed on or before the relevant early redemption notice date, for an amount per security equal to the early redemption payment. No further payments will be made on the securities after they have been redeemed. If UBS, in its sole discretion, redeems the securities early, you will receive only the early redemption payment, regardless of the actual appreciation of the underlying equity, and you will not benefit from the leverage feature that applies to the payment at maturity if the final level is greater than the initial level. Moreover, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying equity had UBS, in its sole discretion, not redeemed the securities early and the securities instead remained outstanding until maturity.

Performance at Maturity	If UBS, in its sole discretion, does not redeem the securities early, the securities offer investors an opportunity to capture enhanced returns on any positive performance of the underlying equity relative to a direct investment in the underlying equity.

Buffer Feature	If UBS, in its sole discretion, does not redeem the securities early, at maturity, if the underlying return of the securities is negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount, you will receive your stated principal amount.

Upside Scenario	If UBS, in its sole discretion, does not redeem the securities early and the underlying return is positive, at maturity, the securities redeem for the stated principal amount of $10 plus the leveraged upside payment.

Par Scenario	If UBS, in its sole discretion, does not redeem the securities early, the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount, at maturity you will receive the full stated principal even though the level of the underlying equity has depreciated.

Downside Scenario	If UBS, in its sole discretion, does not redeem the securities early, the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount, at maturity you will receive less than the stated principal amount, resulting in a loss of your initial investment that is equal to the underlying return in excess of the buffer amount. For example, if the underlying return is -35%, the securities will redeem for $7.40, or 74% of the stated principal amount. You could lose almost all of your initial investment.

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

■	You fully understand the risks inherent in an investment in the securities, including the risk of loss of almost all of your initial investment.
■	You can tolerate a loss of a substantial portion of your investment and are willing to make an investment that may have similar downside market risk as an investment in the underlying equity or the underlying equity constituents.
■	You believe the percentage decline from the initial level to the final level of the underlying equity will be equal to or less than the buffer amount and, if the percentage decline from the initial level to the final level is greater than the buffer amount, you can tolerate receiving a payment at maturity that will be less than the stated principal amount.
■	You believe the level of the underlying equity will appreciate over the term of the securities.
■	You understand and are willing to accept that UBS, in its sole discretion, may redeem the Securities early on the specified early redemption payment date.
■	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.
■	You do not seek current income from your investment and are willing to forego dividends paid on the underlying equity or any underlying equity constituents.
■	You are willing and able to hold the securities to maturity, a term of approximately 36 months, and accept that there may be little or no secondary market for the securities.
■	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.
■	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

■	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of almost all of your initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You are not willing to make an investment that may have similar downside market risk as an investment in the underlying equity or the underlying equity constituents.
■	You believe that the level of the underlying equity will decline during the term of the securities and that the percentage decline from the initial level to the final level is likely to be greater than the buffer amount.
■	You are unwilling to accept that UBS, in its sole discretion, may redeem the securities early on the specified early redemption payment date.
■	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.
■	You seek current income from your investment or prefer to receive the dividends paid on the underlying equity or any underlying equity constituents.
■	You are unable or unwilling to hold the securities to maturity, a term of approximately 36 months, and seek an investment for which there will be an active secondary market.
■	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Fact Sheet

The securities offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee the full return of principal at maturity and are subject to the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this free writing prospectus. On any early redemption payment date, if UBS, in its sole discretion, redeems the securities early, an investor will receive for each security the investor holds an amount in cash equal to the early redemption payment. If UBS, in its sole discretion, does not redeem the securities early, at maturity, an investor will receive for each security that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon (i) the underlying return and (ii) whether the percentage decline from the initial level to the final level is greater than, equal to or less than the buffer amount. The securities do not guarantee the full return of principal at maturity. All payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the securities and in extreme situations, you could lose all of your initial investment.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Early redemption notice date(s):	Valuation date:	Maturity date:
Approximately June 17, 2015	Approximately June 22, 2015 (3 business days after the pricing date)	June 17, 2016, subject to postponement for non-trading days and certain market disruption events	Approximately June 18, 2018 (36 months after the pricing date)	Approximately June 21, 2018 (3 business days after the valuation date)

Key Terms
Issuer:	UBS AG, London Branch
Underlying equity:	Energy Select Sector SPDR® Fund
Aggregate principal amount:	$•
Stated principal amount:	$10 per security
Issue price:	$10 per security, offered at a minimum investment of 100 securities (representing a $1,000 investment)
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Payment at maturity:	■ If the underlying return is positive: $10 + leveraged upside payment.
■ If the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount: The stated principal amount of $10

■

If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:
$10 + [$10 x (underlying return + buffer amount)]
Under these circumstances, you will lose a percentage of your stated principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Discretionary early redemption:	UBS, in its sole discretion, may redeem the securities early in whole, but not in part, on any early redemption payment date upon UBS’ notice to the trustee mailed on or before the relevant early redemption notice date. If UBS, in its sole discretion, redeems the securities early, UBS will pay a cash payment per Security equal to the early redemption payment on the first early redemption payment date following the related early redemption notice date. No further payments will be made on the securities following a discretionary early redemption. If UBS, in its sole discretion, redeems the securities early, you will receive only the early redemption payment, regardless of the actual appreciation of the underlying equity, and you will not benefit from the leverage feature that applies to the payment at maturity if the final level is greater than the initial level. Moreover, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying equity had UBS, in its sole discretion, not redeemed the securities early and the securities instead remained outstanding until maturity.
Early redemption payment:	$11 per security, which is equal to 110.00% of the stated principal amount
Early redemption payment date(s):	With respect to each early redemption payment date, the fifth business day after the related early redemption notice date
Underlying return:	The quotient, expressed as a percentage, of (i) the final level of the underlying equity minus the initial level of the underlying equity, divided by (ii) the initial level of the underlying equity. Expressed as a formula:
(final level - initial level)/initial level

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Key Terms
Leveraged upside payment:	$10 x leverage factor x underlying return
Leverage factor:	1.05
Buffer amount:	9%
Initial level:	$•, which is equal to the closing level of the underlying equity on the pricing date, as determined by the calculation agent.
Final level:	The closing level of the underlying equity on the valuation date, as determined by the calculation agent.
Risk factors:	Please see “Risk Factors” beginning on page 15.

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	90274T783
ISIN:	US90274T7836
Tax considerations:	The United States federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in ''Supplemental U.S. Tax Considerations” beginning on page PS-65 of the accompanying product supplement and discuss the tax consequences of your particular situation with your tax advisor.
There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Pursuant to the terms of the securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your securities as a pre-paid derivative contract with respect to the underlying equity. If your securities are so treated, subject to the discussion below regarding “constructive ownership transaction”, if you hold your securities for more than one year you should generally recognize long-term capital gain or loss (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less) upon the sale, exchange, discretionary early redemption or settlement at maturity of your securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your securities.
It is not clear to what extent any long-term capital gain recognized by a U.S. holder in respect of the securities would be recharacterized as ordinary income and subject to the interest charge described above, in part, because it is not clear how the “net underlying long-term capital gain” would be computed in respect of the securities. Under Section 1260, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying “pass-thru entity” at the inception of the constructive ownership transaction and selling on the date the constructive ownership transaction is closed out (i.e. at maturity or earlier disposition). It is possible that because the U.S. holder does not share in distributions made on the underlying asset, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the underlying asset directly and that the application of constructive ownership rules may not recharacterize adversely a significant portion of the long-term capital gain you may recognize with respect to the securities. However, it is also possible that all or a portion of your gain with respect to the securities could be treated as “Excess Gain” because the underlying asset are comprised solely of exchange traded funds, the “net underlying long-term capital gain” could equal the amount of long-term capital gain a United States holder would have recognized if on the issue date of the securities the holder had invested, pro rata, the principal amount of the securities in shares of the underlying asset and sold those shares for their fair market value on the date the securities are sold, exchanged or retired. In addition, all or a portion of your gain recognized with respect to the securities could be “Excess Gain” if you purchase the securities for an amount that is less than the principal amount of the securities or if the return on the securities is adjusted to take into account any extraordinary dividends that are paid on the shares of the underlying asset. Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. Accordingly, it is possible that all or a portion of any gain on the sale or settlement of the securities after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge. Because the application of the constructive ownership rules to the securities is unclear, you are urged to consult your tax advisors regarding the potential application of the “constructive ownership” rules to an investment in the securities.

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction”), such that the timing and character of your income from the securities could differ materially from the treatment described above, as described further under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-67 of the accompanying product supplement, and that the timing and character of income or loss on your securities could be materially and adversely affected.
In 2007, the Internal Revenue Service (“IRS”) released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-65 of the accompanying product supplement, unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.
Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there will be no interest payments over the term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.
Specified Foreign Financial Assets. United States holders that are individuals (and, to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.
Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a United States holder, you should generally not be subject to United States withholding tax with respect to payments on your securities and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your foreign status including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Gain from the sale, discretionary early redemption or exchange of a security or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, discretionary early redemption, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the United States.

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks (including the issuer of the underlying equity and the underlying equity constituents) may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the securities on or after January 1, 2016 that are treated as dividend equivalents for securities acquired on or after March 5, 2014. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the securities should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying equity. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.
Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their securities through a foreign entity) under the FATCA rules.
Proposed Legislation
In 2007, legislation was introduced in Congress that, if enacted, could have required holders of securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there will be no interest payments over the term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.
Furthermore, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Prospective purchasers of the securities are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.
In connection with the sale of the securities, we or our affiliates may enter into hedging transactions involving the execution of swaps, futures and option transactions or purchases and sales of the underlying equity and/or the underlying equity constituents before, on and/or after the pricing date of the securities. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.
We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 15 of this document for a discussion of these adverse effects.
Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):	Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $0.30 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) with an underwriting discount of $0.30 reflecting a fixed structuring fee of $0.05 and a fixed sales commission of $0.25 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 15 and 16 of this free writing prospectus.

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866)-477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the securities distributed by such dealers.

This free writing prospectus represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying product supplement and prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

How the Discretionary Callable Uncapped Buffered Securities Work
Payment upon Discretionary Early Redemption

UBS, in its sole discretion, may redeem the securities early in whole, but not in part, on any early redemption payment date upon UBS’ notice to the trustee mailed on or before the relevant early redemption notice date. If UBS, in its sole discretion, redeems the securities early, UBS will pay on the applicable early redemption payment date a cash payment per security equal to the early redemption payment of $11 (equivalent to 110.00% of the stated principal amount). Following a discretionary early redemption, no further amounts will be owed to you under the securities.

If UBS, in its sole discretion, redeems the securities early, you will receive only the early redemption payment, regardless of the actual appreciation of the underlying equity, and you will not benefit from the leverage feature that applies to the payment at maturity if the final level is greater than the initial level. Moreover, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying equity had UBS, in its sole discretion, not redeemed the securities early and the securities instead remained outstanding until maturity.

Payoff Diagram at Maturity

The payoff diagram below illustrates the payment at maturity, if UBS, in its sole discretion, does not redeem the securities early, on the securities for a range of hypothetical percentage changes in the closing level of the underlying equity.

Investors will not be entitled to receive any dividends paid with respect to the underlying equity or underlying equity constituents. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

The graph is based on the following terms:

Stated principal amount:	$10 per security
Leverage factor:	1.05
Buffer amount:	9%
Minimum payment at maturity:	$0.90 per security

Securities Payoff Diagram

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

How it works
■	Early Redemption Scenario. UBS, in its sole discretion, may redeem the securities early on any early redemption payment date and investors will receive the early redemption payment, which is an amount equal to $11.00 per security, for a 10% return. Following a discretionary early redemption, no further amounts will be owed to you under the securities.

If UBS, in its sole discretion, redeems the securities early, you will receive only the early redemption payment, regardless of the actual appreciation of the underlying equity, and you will not benefit from the leverage feature that applies to the payment at maturity if the final level is greater than the initial level. Moreover, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying equity had UBS, in its sole discretion, not redeemed the securities early and the securities instead remained outstanding until maturity.

■	Upside Scenario. If UBS, in its sole discretion, does not redeem the securities early and the underlying return is positive, investors will receive (a) the stated principal amount of $10 plus (b) the leveraged upside payment.
■	If the underlying return is 10.00%, investors will receive a 10.50% return, or $10.50 per security.
■	If the underlying return is 18.00%, investors will receive an 18.90% return, or $18.90 per security.
■	Par Scenario. If UBS, in its sole discretion, does not redeem the securities early and the underlying return is zero or negative but the percentage decline from the initial level to the final level is equal to or less than the buffer amount, investors will receive an amount equal to the $10 stated principal amount.
■	If the underlying return is -5%, investors will receive an amount equal to the $10 stated principal amount.
■	Downside Scenario. If UBS, in its sole discretion, does not redeem the securities early, the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount, investors will receive an amount that is less than 91% of the $10 stated principal amount, resulting in a loss of your initial investment that is equal to the underlying return in excess of the buffer amount.
■	If the underlying return is -35%, investors would lose 26% of the stated principal amount and receive only $7.40 per security at maturity, or 74% of the stated principal amount. Investors may lose almost all of their initial investment.

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Payment upon Discretionary Early Redemption

If UBS, in its sole discretion, redeems the securities early on any early redemption payment date, investors will receive the early redemption payment. Following a discretionary early redemption, no further amounts will be owed to you under the securities.

If UBS, in its sole discretion, redeems the securities early, you will receive only the early redemption payment, regardless of the actual appreciation of the underlying equity, and you will not benefit from the leverage feature that applies to the payment at maturity if the final level is greater than the initial level. Moreover, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying equity had UBS, in its sole discretion, not redeemed the securities early and the securities instead remained outstanding until maturity.

Payment at Maturity

If UBS, in its sole discretion, does not redeem the securities early on any early redemption payment date, at maturity, investors will receive for each $10 stated principal amount of securities that they hold an amount in cash based upon the underlying return of the underlying equity on the valuation date, as determined as follows:

If the underlying return is positive:

$10 + leveraged upside payment.

Leveraged Upside Payment
Stated Principal Amount	Stated Principal Amount	Leverage Factor	Underlying Return
$10 +	[$10 ×	1.05 ×	(	Final Level - Intial Level Initial Level	)]

If the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

the Stated Principal Amount of $10

If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$10 + [$10 × (Underlying Return + Buffer Amount)]

Principal	Principal	Underlying Return			Buffer Amount
$10 +	[ $10 ×	((	Final Level – Initial Level Initial Level	)	+ 9% )]

Accordingly, if the percentage decline from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

■	The securities do not pay interest or guarantee the full return of the stated principal amount and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the full return of the stated principal amount at maturity. If UBS, in its sole discretion, does not redeem the securities early, UBS will only repay the stated principal amount of the securities at maturity if the percentage decline from the initial level to the final level is equal to or less than the buffer amount. If the underlying return is negative and percentage decline from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment. You could lose a percentage of your principal amount and in extreme situations, you could lose almost all of your initial investment.
■	The leverage factor applies only if UBS, in its sole discretion, does not redeem the securities early and you hold the securities to maturity. If UBS does not redeem the securities early, you should be willing to hold the securities to maturity. If you are able to sell the securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than the leverage factor multiplied by the underlying return. You can receive the full benefit of the leverage factor from UBS only if UBS, in its sole discretion, does not redeem the securities early and you hold the securities to maturity.
■	The contingent repayment of principal at maturity applies only at maturity. You should be willing to hold the securities to maturity. If you are able to sell the securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying equity at that time is equal to or greater than the initial level.
■	Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities, you could lose all of your initial investment.
■	UBS is more likely to redeem the securities early when the level of the underlying equity has appreciated significantly. UBS, in its sole discretion, may redeem the securities early on any early redemption payment date. UBS is more likely to redeem the securities early when the level of the underlying equity has appreciated significantly and less likely to redeem the securities early when the level of the underlying equity has appreciated only moderately or has declined. Therefore, if UBS does not redeem the securities early, your payment at maturity may be less than the early redemption payment and you may suffer a loss at maturity. In addition, no further payments will be made on the securities once they have been redeemed, and there is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk.
■	If UBS, in its sole discretion, redeems the securities early, the appreciation potential of the securities is limited to the early redemption payment. If UBS, in its sole discretion, redeems the securities early, the appreciation potential of the securities is limited to the early redemption payment of $11 per security (110% of the stated principal amount) regardless of the actual appreciation of the underlying equity (which may be significant), and no further payments will be made on the securities once they have been redeemed. In addition, if UBS, in its sole discretion, redeems the securities early, you will not benefit from the leverage feature that applies to the payment at maturity if the final level is greater than the initial level.
■	Market risk. The return on the securities, which may be positive or negative, is linked to the performance of the underlying equity and indirectly linked to the performance of the underlying equity constituents. The level of the underlying equity can rise or fall sharply due to factors specific to the underlying equity or its underlying equity constituents, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market levels, interest rates and economic and political conditions.
■	Fair value considerations.
º	The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the level and volatility of the underlying equity and underlying equity constituents, the expected dividends on the underlying equity and underlying equity constituents, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

º	The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
º	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.
■	Limited or no secondary market and secondary market price considerations.
º	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
º	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
º	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the level and volatility of the underlying equity and underlying equity constituents; the dividend rate paid on the underlying equity and underlying equity constituents; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
º	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
■	You will not have the same rights as holders of the underlying equity or underlying equity constituents. The return on the securities may not reflect the return you would realize if you actually owned the underlying equity or the underlying equity constituents. For example, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the securities. In addition, as an owner of the securities, you will not have voting rights or any other rights that a holder of the underlying equity or underlying equity constituents would have.

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

■	No assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the level of the underlying equity will rise or fall and whether UBS, in its sole discretion, may redeem the securities early or if UBS, in its sole discretion, does not redeem the securities early, that the underlying return will be positive or that the percentage decline from the initial level to the final level will be equal to or less than the buffer amount. The final level of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the underlying equity constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying equity in general and each underlying equity constituent in particular, and the risk of losing some or almost all of your initial investment.
■	The value of the underlying equity may not completely track the value of the securities in which such exchange traded fund invests. Although the trading characteristics and valuations of the underlying equity will usually mirror the characteristics and valuations of the underlying equity constituents, its value may not completely track the value of its underlying equity constituents. The value of the underlying equity will reflect transaction costs and fees that the underlying equity constituents do not have. In addition, although the underlying equity may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying equity or that there will be liquidity in the trading market.
■	Fluctuation of NAV. The net asset value (the “NAV”) of an exchange traded fund may fluctuate with changes in the market value of such exchange traded fund’s securities holdings. The market price of the underlying equity may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying equity may differ from its NAV per share; the underlying equity may trade at, above or below its NAV per share.
■	The securities are subject to risks associated with the energy sector. Securities linked to the Energy Select Sector SPDR® Fund (“XLE Fund”) are subject to risks associated with the energy sector because the XLE Fund seeks to track the performance of the underlying index, which is comprised of the stocks of companies representing the energy sector of the S&P 500® Index. All or substantially all of the equity securities tracked by the XLE Fund are issued by companies whose primary lines of business are directly associated with the energy sector. The profitability and stock prices of energy sector companies are affected by supply and demand both in their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending will likewise affect the performance of energy companies. In addition, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to energy conservation and the success of exploration projects. Weak demand for energy companies’ products or services or for energy products and services in general, as well as negative developments in other areas, would adversely impact the shares of companies held by the XLE Fund. As a result of these factors, the value of the securities linked to the XLE Fund may be subject to greater volatility and be more adversely affected by economic, political, or regulatory events relating to the energy sector.
■	The XLE Fund utilizes a passive indexing investment approach. The XLE Fund is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying equity, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of the underlying index by investing in a portfolio of stocks that generally replicate such index. Therefore, unless a specific stock is removed from that index, the underlying equity generally would not sell a stock because the stock’s issuer was in financial trouble. In addition, the underlying equity is subject to the risk that the investment strategy of the underlying equity’s investment adviser may not produce the intended results.
■	Failure of the underlying equity to track the level of the underlying index. While the underlying equity is designed and intended to track the level of a specific index (an “underlying index”), various factors, including fees and other transaction costs, will prevent the underlying equity from correlating exactly with changes in the level of such underlying index. Accordingly, the performance of the underlying equity will not be equal to the performance of its underlying index during the term of the securities.
■	We may engage in business with or involving the issuer of the underlying equity or any issuer of an underlying equity constituent (an “underlying equity constituent issuer”) without regard to your interests. We and our affiliates may currently or from time to time in the future engage in business with the issuer of the underlying equity or any underlying equity constituent issuer without regard to your interests and thus may acquire nonpublic information about the underlying equity or an underlying equity constituent. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying equity or an underlying equity constituent, which may or may not recommend that investors buy or hold the underlying equity or an underlying equity constituent.
■	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial level and the final level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect whether a discretionary early redemption occurs or the payout to you at maturity. As UBS determines the economic terms of the securities, including the leverage factor, and such terms include hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of the securities in the secondary market.

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

■	Potential UBS impact on price. Trading or transactions by UBS or its affiliates in the underlying equity constituents, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity or underlying equity constituents may adversely affect the performance and, therefore, the market value of the securities.
■	Potential conflict of interest. UBS and its affiliates may engage in business related to the underlying equity or underlying equity constituents, which may present a conflict between the obligations of UBS and you, as a holder of the securities. UBS, in its sole discretion, may redeem the securities early on any early redemption payment date, and has no obligation to consider your interests in determining whether to redeem the securities early. The calculation agent, an affiliate of the issuer, will determine the final level and the payment at maturity based on the closing level of the underlying equity on the valuation date. The calculation agent can postpone the determination of the final level or the maturity date if a market disruption event occurs and is continuing on the valuation date.
■	Affiliate research reports and commentary. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying equity to which the securities are linked.
■	Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the securities. One or more of our affiliates have hedged our obligations under the securities and will carry out hedging activities related to the securities (and other instruments linked to the underlying equity or the underlying equity constituents), including trading in underlying equity constituents, swaps, futures and options contracts on the underlying equity as well as in other instruments related to the underlying equity and the underlying equity constituents. Our affiliates also trade in the underlying equity constituents and other financial instruments related to the underlying equity and the underlying equity constituents on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level and, as a result, could have increased the value at which the underlying equity must close on the valuation date so that investors do not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the level of the underlying equity on the valuation date and, accordingly, the amount of cash, if any, an investor will receive.
■	Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the securities. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is over indebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’ assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder.
■	Uncertain tax treatment – Significant aspects of the tax treatment of the securities are uncertain. You should read carefully the section entitled “Tax considerations” on page 7 herein and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-65 of the accompanying product supplement and consult your tax advisor about your tax situation.

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Energy Select Sector SPDR® Fund Overview

We have derived all information contained herein regarding The Energy Select Sector SPDR® Fund (the “XLE Fund”) from publicly available information. Such information reflects the policies of, and is subject to changes by, SSgA Funds Management, Inc. the investment adviser of XLE Fund. UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XLE Fund.

The XLE Fund is one of nine separate investment portfolios (each, a “Select Sector SPDR Fund”) that constitute The Select Sector SPDR® Trust. Each Select Sector SPDR Fund is an “index fund” that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classification from a universe of companies defined by the S&P 500® Index (“S&P 500”). The nine Select Sector Indices upon which the Select Sector Funds are based together comprise all of the companies in the S&P 500. The XLE Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index.

In seeking to track the performance of the Energy Select Sector Index, the XLE Fund employs a replication strategy, which means that the XLE Fund typically invests in substantially all of the securities represented in the Energy Select Sector Index in approximately the same proportions as the Energy Select Sector Index. Under normal market conditions, the XLE Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the Energy Select Sector Index.

The Energy Select Sector Index includes companies from the following industries: oil, gas & consumable fuels; and energy equipment & services. The Energy Select Sector Index is one of nine Select Sector Indices developed and maintained in accordance with the following criteria: (1) each of the component securities in a Select Sector Index is a constituent company of the S&P 500 Index; (2) each stock in the S&P 500 Index is allocated to one and only one of the Select Sector Indices; and (3) each Select Sector Index is calculated by Standard & Poor’s using a modified “market capitalization” methodology.

As of June 5, 2015, ordinary operating expenses of the XLE Fund are expected accrue at an annual rate of 0.15% of the XLE Fund’s average daily net asset value. Expenses of the XLE Fund reduce the net value of the assets held by the XLE Fund and, therefore, reduce the value of each share of the XLE Fund. As of June 4, 2015, the Energy SPDR Fund’s five largest company holdings include: Exxon Mobil Corporation (15.68%), Chevron Corporation (12.80%), Schlumberger Ltd. (7.88%), Kinder Morgan Inc. Class P (4.49%) and EOG Resources Inc. (3.84%).

In making your investment decision you should review the prospectus related to the XLE Fund, dated January 31, 2015, filed by The Select Sector SPDR® Trust (“the XLE Fund Prospectus”) available at: https://www.sec.gov/Archives/edgar/data/1064641/000119312515023771/d844776d485bpos.htm In addition, the XLE Fund Prospectus is available on XLE Fund’s website as indicated below. In making your investment decision you should pay particular attention to the sections of the XLE Fund Prospectus entitled “Principal Risks of Investing in the Fund” and “Additional Risk Information.” UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XLE Fund Prospectus, and such information is not incorporated by reference in, and should not be considered part of, this pricing supplement, the TAOS product supplement or any accompanying prospectus.

Information filed by The Select Sector SPDR® Trust with the SEC under the Securities Act of 1933, the Investment Company Act of 1940 and/or the Securities Exchange Act of 1934, as applicable, can be found by reference to its SEC file number: 333-57791 and 811-08837. The XLE Fund’s website is https://www.spdrs.com/product/fund.seam?ticker=XLE. Shares of the XLE Fund are listed on the NYSE Arca under ticker symbol “XLE.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus.

Information as of market close on June 10, 2015:

Bloomberg Ticker Symbol:	XLE
Current Level:	$78.17
52 Weeks Ago (on June 10, 2014):	$96.80
52 Week High (on June 23, 2014):	$101.29
52 Week Low (on January 15, 2015):	$72.86

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying equity for each quarter in the period from January 3, 2011 through June 10, 2015. The closing level of the underlying equity on June 10, 2015 was $78.17. The graph below sets forth the daily closing levels of the underlying equity for the period from January 2, 2004 through June 10, 2015. The dotted line represents a level of $71.13, which is equal to the product of (a) the closing level of the underlying equity on June 10, 2015 multiplied by (b) 1 minus the buffer amount (the “hypothetical buffer level”). We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the underlying equity should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the underlying equity on the valuation date.

Energy Select Sector SPDR® Fund	High	Low	Period End
2011
First Quarter	$80.01	$67.78	$79.81
Second Quarter	$80.44	$70.99	$75.35
Third Quarter	$79.79	$58.59	$58.59
Fourth Quarter	$73.04	$56.55	$69.13
2012
First Quarter	$76.29	$69.46	$71.73
Second Quarter	$72.42	$62.00	$66.37
Third Quarter	$76.57	$64.96	$73.48
Fourth Quarter	$74.94	$68.59	$71.44
2013
First Quarter	$79.99	$72.86	$79.32
Second Quarter	$83.28	$74.09	$78.36
Third Quarter	$85.30	$78.83	$82.88
Fourth Quarter	$88.51	$81.87	$88.51
2014
First Quarter	$89.06	$81.89	$89.06
Second Quarter	$101.29	$88.45	$100.10
Third Quarter	$100.58	$90.62	$90.62
Fourth Quarter	$88.77	$73.36	$79.16
2015
First Quarter	$82.29	$72.86	$77.58
Second Quarter (Through June 10, 2015)	$82.94	$77.16	$78.17

June 2015

Discretionary Callable Uncapped Buffered Securities due on or about June 21, 2018
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Underlying Equity Historical Performance – Daily Closing Levels From January 2, 2004 to June 10, 2015

120
100
80
60
40
20
0
Hypothetical Buffer Level (91% of the Hypothetical Initial Level)
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

June 2015